                                                                    Exhibit 21.1

List of KC LLC Subsidiaries:

NAME                                     JURISDICTION OF ORGANIZATION
----                                     ----------------------------

Key Components Finance Corp.                     Delaware
B.W. Elliott Manufacturing Co., Inc.             New York
Hudson Lock, Inc.                                Delaware
ESP Lock Products, Inc.                          Delaware
Valley Forge Corporation                         Delaware

List of Valley Forge Corporation Subsidiaries:

NAME                                     JURISDICTION OF ORGANIZATION
----                                     ----------------------------

Cruising Equipment Company                       Washington
Force 10 Marine Ltd.                             Province of British Columbia
Gits Manufacturing Company, Inc.                 Delaware
Glendinning Marine Products, Inc.                New Jersey
Atlantic Guest, Inc.                             Delaware
Heart Interface Corporation                      Washington
Marine Industries Company                        California
Multiplex Technology, Inc.                       California
Turner Electric Corporation                      Illinois
VFC Acquisition Company, Inc.                    Delaware
Valley Forge International Corporation           United States Virgin Islands
Guest Building, L.L.C.                           Delaware
Glendinning Building, L.L.C.                     Delaware
Gits Bros. Mfg. Co.                              Delaware
Force 10 USA Corp.                               Delaware